The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-157865

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2009

Preliminary Prospectus Supplement
To Prospectus dated March 11, 2009

Diamond Offshore Drilling, Inc.

$                         % Senior Notes due 20
Issue price:     %
Interest payable           and

We are offering $      aggregate principal amount of     % Senior Notes due 20  , which we refer to as the Notes. The Notes will mature on          , 20  .

We will pay interest on the Notes semi-annually on           and           of each year. The first such payment will be made on          , 2010. We may redeem all or a portion of the Notes at any time at the redemption prices set forth in this prospectus supplement.

The Notes will be unsecured and will rank equally with all our other existing and future unsecured and unsubordinated indebtedness.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 and the information incorporated by reference in this prospectus supplement for a discussion of important factors you should consider carefully before deciding to purchase the Notes.

The offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from          , 2009 to the date of delivery.

			Underwriting Discounts		Proceeds, before
	Price to Public		and Commission		expenses, to Company

Per Note		%		%		%
Total	$		$		$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants on or about          , 2009.

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan

The date of this Prospectus Supplement is October   , 2009

You should read this prospectus supplement along with the accompanying prospectus carefully before you invest in the Notes. These documents contain or incorporate by reference important information you should consider before making your investment decision. This prospectus supplement contains specific information about the Notes being offered and the accompanying prospectus contains a general description of the Notes. This prospectus supplement may add, update or change information in the accompanying prospectus. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with any different or additional information. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement, or the date of such incorporated information.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to our business. The second part, the accompanying base prospectus, gives more general information, some of which does not apply to this series of Notes we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, including the information incorporated by reference in the prospectus. If the description of the Notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus and you should rely on the information in this prospectus supplement.

Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars. Unless otherwise specified or the context otherwise requires, when used in this prospectus supplement, the terms “Diamond Offshore,” “we,” “our company,” “our” and “us” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus are based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus supplement and the accompanying prospectus summarize certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the Notes, including the merits and risks involved.

We are not making any representation to any purchaser of the Notes regarding the legality of an investment in the Notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission, or the “Commission,” a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” that registers the distribution of the Notes. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities we may offer. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the Commission’s Public Reference Room. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our filings with the Commission are also available to the public from commercial document retrieval services, at our website (www.diamondoffshore.com) and at the Commission’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other filings with the Commission and is not a part of this prospectus or those filings.

The Commission allows us to “incorporate by reference” the information that we file with it into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the Commission, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information that is modified or superseded by information contained in this document or any other subsequently filed document that is incorporated by reference into this prospectus. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. All documents filed (but not those or portions thereof that are furnished) by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” between the date of this prospectus supplement and the termination or completion of the offering of the Notes will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed document that is incorporated by reference into this prospectus.

The following documents have been filed by us with the Commission (File No. 1-13926) and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our proxy statement on Schedule 14A filed March 31, 2009;

•	Our quarterly reports on Form 10-Q for our fiscal quarters ended March 31, 2009 and June 30, 2009; and

•	Our current reports on Form 8-K filed April 29, 2009; May 1, 2009; May 4, 2009; June 24, 2009; and, pursuant to Item 8.01 only, September 30, 2009.

You can obtain any of the documents incorporated herein by reference from us without charge (other than exhibits unless such exhibits are specifically incorporated by reference in this prospectus supplement). You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, Texas 77094
Attention: Investor Relations
Telephone: (281) 492-5300

Special Note Regarding Forward-Looking Statements

All public statements made by us that are not statements of historical fact, including certain statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. Statements that contain forward-looking statements include, but are not limited to, information concerning our possible or assumed future results of operations and statements about the following subjects:

•	future market conditions and the effect of such conditions on our future results of operations;

•	future uses of and requirements for financial resources;

•	interest rate and foreign exchange risk;

•	future contractual obligations;

•	future operations outside the United States including, without limitation, our operations in Mexico;

•	business strategy;

•	growth opportunities;

•	competitive position;

•	expected financial position;

•	future cash flows;

•	future regular or special dividends;

•	financing plans;

•	market outlook;

•	tax planning;

•	budgets for capital and other expenditures;

•	timing and cost of completion of rig upgrades, new construction and other capital projects;

•	delivery dates and drilling contracts related to rig conversion or upgrade projects or rig acquisitions;

•	plans and objectives of management;

•	performance of contracts;

•	outcomes of legal proceedings;

•	compliance with applicable laws; and

•	adequacy of insurance or indemnification.

These types of statements inherently are subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. These risks and uncertainties include, among others, the following:

•	general economic and business conditions, including the extent and duration of the current credit crisis and recession;

•	worldwide demand for oil and natural gas;

•	changes in foreign and domestic oil and gas exploration, development and production activity;

•	oil and natural gas price fluctuations and related market expectations;

•	the ability of the Organization of Petroleum Exporting Countries, commonly called OPEC, to set and maintain production levels and pricing, and the level of production in non-OPEC countries;

•	policies of various governments regarding exploration and development of oil and natural gas reserves;

•	advances in exploration and development technology;

•	the worldwide political and military environment, including in oil-producing regions;

•	casualty losses;

•	operating hazards inherent in drilling for oil and gas offshore;

•	the risk of physical damage to rigs and equipment caused by named windstorms in the U.S. Gulf of Mexico;

•	industry fleet capacity;

•	market conditions in the offshore contract drilling industry, including dayrates and utilization levels;

•	competition;

•	changes in foreign, political, social and economic conditions;

•	risks of international operations, compliance with foreign laws and taxation policies and expropriation or nationalization of equipment and assets;

•	risks of potential contractual liabilities pursuant to our various drilling contracts in effect from time to time;

•	the risk that a letter of intent may not result in a definitive agreement;

•	foreign exchange and currency fluctuations and regulations, and the inability to repatriate income or capital;

•	risks of war, military operations, other armed hostilities, terrorist acts and embargoes;

•	changes in offshore drilling technology, which could require significant capital expenditures in order to maintain competitiveness;

•	regulatory initiatives and compliance with governmental regulations;

•	compliance with environmental laws and regulations;

•	development and exploitation of alternative fuels;

•	customer preferences;

•	effects of litigation;

•	cost, availability and adequacy of insurance;

•	the risk that future regular or special dividends may not be declared;

•	adequacy of our sources of liquidity;

•	the availability of qualified personnel to operate and service our drilling rigs; and

•	various other matters, many of which are beyond our control.

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus supplement and our other filings with the Commission include additional factors that could adversely affect our business, results of operations and financial performance. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, before making an investment decision.

Diamond Offshore Drilling, Inc.

We are a leading, global offshore oil and gas drilling contractor. With the addition of the semisubmersible Ocean Valor referred to below, our fleet is currently comprised of 47 offshore rigs consisting of 32 semisubmersible rigs, 14 jack-up rigs and one drillship.

We drill in the waters of North America, South America, Europe, Africa, Asia, the Middle East and Australia. We offer comprehensive drilling services to the global energy industry.

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300.

Recent Developments

On September 29, 2009, our wholly owned subsidiary, Diamond Offshore Drilling Limited, acquired from PetroRig II Pte Ltd the construction contract to purchase the new-build, 7,500-foot, dynamically positioned semisubmersible offshore drilling unit PetroRig II. The rig is to be renamed the Ocean Valor.

The purchase of the rig from Jurong Shipyard Pte Ltd was completed on October 1, 2009 in Singapore. The aggregate amount of the consideration paid to acquire the construction contract and the final payment made to Jurong Shipyard under the construction contract was approximately $490 million, which we paid from cash on hand, exclusive of initial mobilization costs, final commissioning, drillstring and necessary spares.

The Offering

Issuer	Diamond Offshore Drilling, Inc.

Notes	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	, 20 .

Interest	% per year on the principal amount, payable semi-annually in arrears on and of each year, beginning , 2010.

Ranking	The Notes will be unsecured and unsubordinated obligations and will rank equal in right of payment to all our existing and future unsecured and unsubordinated indebtedness. However, the Notes will be effectively subordinated to all existing and future obligations of our subsidiaries. As of June 30, 2009, Diamond Offshore Drilling, Inc. had approximately $1.0 billion aggregate principal amount of total indebtedness outstanding. As of June 30, 2009, our subsidiaries had no third party indebtedness outstanding. See “Capitalization.”

Sinking Fund	None.

Optional Redemption	We may redeem all or a portion of the Notes for cash at any time or from time to time, on at least 15 days but not more than 60 days prior written notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) as determined by the Quotation Agent (as defined herein), the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined herein) plus basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes redeemed to the date of redemption. See “Description of the Notes — Optional redemption.”

Certain Covenants	The indenture governing the Notes will contain covenants that limit, among other things, subject to certain exceptions, our ability to:

• consolidate with or merge into another entity or convey or transfer our properties and assets substantially as a whole;

• create liens; and

• enter into a sale and lease-back transaction covering any drilling rig or drillship. See “Description of the Notes — Limitation on merger, consolidation and certain sale of assets” and “Description of the Notes — Certain covenants of the company.”

Use of Proceeds	We expect to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should carefully consider the specific factors set forth under “Risk Factors,” beginning on page S-8 of this prospectus supplement as well as the other information and data included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

RISK FACTORS

An investment in the Notes involves risks. Before making a decision to purchase the Notes, and in consultation with your own financial and legal advisors, you should consider carefully the following matters, in addition to the other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.

Risks Relating to the Offering

Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the Notes.

The Notes are obligations exclusively of Diamond Offshore Drilling, Inc. We are a holding company, and substantially all operations are conducted by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries. In addition, our ability to service our debt is dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon their earnings, cash flows and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in the profits or a distribution of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

There is currently no trading market for the Notes and an active trading market for the Notes may not develop.

The Notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange or automated quotation system. As a result, an active trading market for the Notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes at their fair market value or at all.

Our debt agreements allow us to incur significantly more debt, which, if incurred, could exacerbate the other risks described in this prospectus supplement.

The terms of our debt instruments permit us to incur additional indebtedness. The incurrence of such debt may be necessary to comply with regulatory obligations to maintain our assets, to satisfy regulatory service obligations, to adequately respond to competition or for financial reasons alone. Incremental borrowings or borrowings at maturities that impose additional financial risks to our various efforts to improve our financial condition and results of operations would exacerbate the other risks described in this prospectus supplement and the documents incorporated by reference into the accompanying prospectus.

Other than covenants limiting liens, certain sale and leaseback transactions and certain corporate transactions, the indenture governing the Notes will not contain restrictive covenants.

The indenture governing the Notes does not contain restrictive covenants that would protect you from many kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants limiting any of the following:

•	the incurrence of additional indebtedness by us or our subsidiaries;

•	the issuance of stock of our subsidiaries;

•	the payment of dividends and certain other payments by us and our subsidiaries;

•	our creation of restrictions on the ability of our subsidiaries to make payments to us;

•	our ability to enter into certain transactions with affiliates; or

•	our ability to enter into a transaction constituting a change of control.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Notes, after deducting underwriting discounts and our expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the Notes for general corporate purposes.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	74.28	64.54	32.31	28.26	9.19	N/A

The deficiency in our earnings available for fixed charges for the year ended December 31, 2004 was approximately $2.3 million. For all periods presented, the ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent pre-tax income from continuing operations plus fixed charges. Fixed charges include (1) interest, whether expensed or capitalized, (2) amortization of debt issuance costs, whether expensed or capitalized, and (3) a portion of rent expense, which we believe represents the interest factor attributable to rent.

Capitalization

The following table sets forth our capitalization as of June 30, 2009 and as adjusted as of such date after giving effect to the sale of the Notes pursuant to this offering. You should read this table in conjunction with our consolidated financial statements and the related notes incorporated in this prospectus by reference.

	June 30, 2009
	Actual	As Adjusted
	(In thousands)

Long-term debt (including current maturities)	$1,002,669		$1,002,669
Senior notes due 20 offered hereby	—

Total long-term debt	1,002,669

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 25,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, par value $0.01 per share, 500,000,000 shares authorized; 143,920,598 shares issued and 139,003,798 shares outstanding	1,439		1,439
Additional paid-in capital	1,960,534		1,960,534
Retained earnings	1,694,755		1,694,755
Accumulated other comprehensive income	3,870		3,870
Treasury stock at cost (4,916,800 shares)	(114,413)		(114,413)

Total stockholders’ equity	3,546,185		3,546,185

Total capitalization	$4,548,854	$

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth certain historical consolidated financial data relating to our company. The selected consolidated financial data are derived from our financial statements as of and for the periods presented. You should read the selected consolidated financial data below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. Historical data for the five years ended December 31, 2008 have not been restated to reflect the effect thereon of the adoption on January 1, 2009 of Financial Accounting Standards Board Statement of Position on Accounting Principles Board Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including Partial Cash Settlement)”.

	Six
	Months
	Ended
	June 30,	As of and for the Year Ended December 31,
	2009	2008	2007	2006	2005	2004
	(Unaudited)	(In thousands, except per share data)

Income Statement Data:
Total revenues	$1,832,127	$3,544,057	$2,567,723	$2,052,572	$1,221,002	$814,662
Operating income	974,555	1,910,761	1,223,522	940,432	374,399	3,928
Net income (loss)	736,021	1,311,020	846,541	706,847	260,337	(7,243)
Net income (loss) per share:
Basic	5.30	9.43	6.14	5.47	2.02	(0.06)
Diluted	5.29	9.43	6.12	5.12	1.91	(0.06)
Balance Sheet Data:
Drilling and other property and equipment, net	$3,918,052	$3,398,704	$3,040,063	$2,628,453	$2,302,020	$2,154,593
Total assets	5,608,533	4,938,762	4,341,465	4,132,839	3,606,922	3,379,386
Long-term debt (excluding current maturities)	998,562	503,280	503,071	964,310	977,654	709,413
Other Financial Data:
Capital expenditures (including rig acquisition)	$686,284	$666,857	$647,101	$551,237	$293,829	$89,229
Cash dividends declared per share	4.00	6.13	5.75	2.00	0.375	0.25

DESCRIPTION OF THE NOTES

The Notes constitute a series of debt securities described in the accompanying prospectus. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus. The Notes will be issued under an indenture (the “Base Indenture”), dated as of February 4, 1997, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Base Indenture to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by a Seventh Supplemental Indenture to be dated as of          , 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes may be issued from time to time in one or more series. The following statements are subject to the detailed provisions of the Indenture. We urge you to read the Indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. Capitalized terms that are not defined in the following discussion have the meanings assigned to them in the Indenture. For purposes of this section of the prospectus supplement, references to the “Company,” “we,” “us,” or “our” are to Diamond Offshore Drilling, Inc.

General

The Notes offered will be initially issued in an aggregate principal amount of $     . The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will mature on          , 20  . The Notes will be issued as a new series of debt securities under the Indenture. The Indenture does not limit the amount of other unsecured indebtedness that we or our subsidiaries may incur, and this may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn. We may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Indenture in addition to the $      aggregate principal amount of the Notes. We may also, from time to time, without the consent of the holders, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes, except for issue date and issue price. Any additional debt securities having those similar terms, together with the Notes, will constitute a single series of debt securities under the Indenture if such additional debt securities are fungible with the Notes for U.S. federal income tax purposes.

The Notes will bear interest from          , 2009 at the annual rate set forth on the cover page of this prospectus supplement, payable semi-annually on           and          of each year, commencing          , 2010, to the persons in whose names the Notes are registered at the close of business on the immediately preceding           and          , respectively, whether or not that day is a business day. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment otherwise required to be made in respect of the Notes on a date that is not a business day for the Notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment.

The Notes will be our general unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. However, we are a holding company and, in addition to being subordinated to secured obligations, the Notes will be effectively subordinated to all existing and future obligations of our subsidiaries. See “Risk Factors — Risks Relating to the Offering — Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the Notes.” As of June 30, 2009, we had approximately $1.0 billion aggregate principal amount of total indebtedness outstanding. As of June 30, 2009, our subsidiaries had no third party indebtedness outstanding. See “Capitalization.”

The Notes do not provide for any sinking fund.

We do not intend to list the Notes on any securities exchange. We cannot assure you that an active trading market will develop or be maintained for the Notes. If an active trading market does develop for the Notes, the Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all. See “Risk Factors — Risks Relating to the Offering — There is currently no trading market for the Notes and an active trading market for the Notes may not develop.”

For a description of the rights attaching to debt securities under the Indenture, see “Description of Debt Securities” in the accompanying prospectus.

Optional Redemption

The Notes will be redeemable, in whole or in part, at our option at any time. The redemption price for the Notes to be redeemed will equal the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:

•	100% of the principal amount of such Notes; or

•	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined below) plus basis points.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for that redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all of those quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us for the Notes.

“Reference Treasury Dealer” means:

•	Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their successors; provided that, if any ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

We will mail notice of any redemption at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. If we elect to partially redeem the Notes, the Trustee may select the Notes to be redeemed by lot, pro rata or by another method the Trustee considers fair and appropriate; provided however that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

In addition, we may at any time purchase Notes by tender, in the open market or by private agreement, subject to applicable law.

Limitation on Merger, Consolidation and Certain Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding Notes and the performance of every covenant in the Indenture to be performed or observed by us;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the Notes, with the same effect as if it had been named in the Indenture as the Company.

Certain Covenants of the Company

The Indenture contains certain covenants that will be applicable (unless waived or amended) so long as any of the Notes are outstanding.

In the following discussion, when we refer to our “drilling rigs and drillship,” we mean any drilling rig or drillship (or the stock or indebtedness of any Subsidiary, as defined in the Indenture, owning such a drilling rig or drillship) that we or one of our Subsidiaries leases as lessee, or owns greater than a 50% interest in, that our Board of Directors deems of material importance to us and that has a net book value greater than 2% of Consolidated Net Tangible Assets. When we refer to “Consolidated Net Tangible Assets,” we mean the total amount of our assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at our option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in our most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles.

Limitation on Liens

In the Indenture, we have agreed that we will not, and we will not permit any of our Subsidiaries to, create, assume or allow to exist any debt secured by a lien upon any of our drilling rigs or drillship, unless we secure the Notes equally and ratably with the debt secured by the lien. This covenant has exceptions that permit:

•	liens already existing on the date the Notes are issued;

•	liens on property existing at the time we acquire the property or liens on property of a corporation or other entity at the time it becomes a Subsidiary;

•	liens securing debt incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any property, if the debt was incurred prior to, at the time of or within 12 months after that event, and to the extent that debt is in excess of the purchase price or cost, recourse on the debt is only against that property;

•	liens that secure debt which a Subsidiary owes to us or to another Subsidiary;

•	liens in favor of a governmental entity to secure either:

—	payments under any contract or statute; or

—	industrial development, pollution control or similar indebtedness;

•	liens imposed by law such as mechanic’s or workmen’s liens;

•	governmental liens under contracts for the sale of products or services;

•	liens under workers compensation laws or similar legislation;

•	liens in connection with legal proceedings or securing taxes or assessments;

•	good faith deposits in connection with bids, tenders, contracts or leases;

•	deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and

•	any extensions, renewals or replacements of the above-described liens if both:

—	the amount of debt secured by the new lien does not exceed the amount of debt secured, plus any additional debt used to complete the project, if applicable; and

—	the new lien is limited to all or a part of the property (plus any improvements) secured by the original lien.

In addition, without securing the Notes as described above, we may create, assume or allow to exist secured debt that this covenant would otherwise restrict in an aggregate amount that does not exceed a “basket” equal to 10% of our Consolidated Net Tangible Assets. When determining whether secured debt is permitted by this exception, we must include in the calculation of the “basket” amount all of our other secured debt that this covenant would otherwise restrict and the present value of lease payments in connection with sale and lease-back transactions that would be prohibited by the “Limitation on sale and lease-back transactions” covenant described below if this exception did not apply.

Limitation on Sale and Lease-Back Transactions

We have agreed that we will not enter into a sale and lease-back transaction covering any drilling rig or drillship, unless one of the following applies:

•	we could incur debt secured by the leased property in an amount at least equal to the present value of the lease payments in connection with that sale and lease-back transaction without violating the “Limitation on liens” covenant described above; or

•	within six months of the effective date of the sale and lease-back transaction, we apply an amount equal to the present value of the lease payments in connection with the sale and lease-back transaction to either:

—	the acquisition of any drilling rig or drillship; or

—	the retirement (including by redemption, defeasement, repurchase or otherwise) of long-term debt or other debt maturing more than one year after its creation, in each case ranking equally with the Notes.

When we use the term “sale and lease-back transaction,” we mean any arrangement by which we sell or transfer to any person any drilling rig or drillship that we then lease back from them. This term excludes leases no longer than five years, intercompany leases, leases executed within 12 months of the acquisition, construction, improvement or commencement of commercial operation of the drilling rig or drillship, and arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954 (which permitted the lessor to recognize depreciation on the property).

Events of Default, Waiver and Notice

An event of default is defined in the Indenture as:

(a) default for 30 days in payment of any interest on the Notes;

(b) default in payment of principal of the Notes at maturity or the redemption price when the same becomes due and payable;

(c) default in the payment (after any applicable grace period) of any indebtedness for money borrowed by the Company or a Subsidiary in excess of $25.0 million principal amount (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary) or default on such indebtedness that results in the acceleration of such indebtedness prior to its express maturity, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 10 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes;

(d) default by us in the performance of any other covenant contained in the Indenture for the benefit of the Notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the Indenture; and

(e) certain events of bankruptcy, insolvency and reorganization of the Company or a Significant Subsidiary.

When we refer to a “Significant Subsidiary,” we mean any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and our Subsidiaries. The terms “Subsidiary,” “Net Worth” and “Consolidated Net Worth” are defined in the Indenture.

The Indenture provides that:

•	if an event of default described in clause (a), (b), (c) or (d) above (if the event of default under clause (d) is with respect to less than all series of debt securities issued under the Base Indenture and then outstanding) has occurred and is continuing with respect to a series of debt securities issued under the Base Indenture and then outstanding, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof as may be specified in the terms thereof) of the debt securities of the affected series and the interest accrued thereon, if any, to be due and payable immediately; and

•	if an event of default described in clause (d) above (if the event of default under clause (d) is with respect to all series of debt securities issued under the Base Indenture and then outstanding) has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of all debt securities issued under the Base Indenture and then outstanding (treated as one class) may declare the principal (or, in the case of the debt securities originally issued at a discount, the portion thereof as may be specified in the terms thereof) of all debt securities issued under the Base Indenture and then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. If an event of default described in clause (e) occurs and is continuing, then the principal amount (or, in the case of debt securities originally issued at a discount, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities issued under the Base Indenture and then outstanding and all accrued interest thereon shall become and be due and payable immediately, without any declaration or other act by the Trustee or any other holder.

Under the Indenture, the Trustee must give to the holders of Notes notice of all uncured defaults known to it with respect to the Notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on or any interest on, any of the Notes, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes.

No holder of any Notes may institute any action under the Indenture unless:

•	such holder has given the Trustee written notice of a continuing event of default with respect to the Notes;

•	the holders of not less than 25% in aggregate principal amount of the Notes then outstanding have requested the Trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the Trustee such reasonable indemnity as the Trustee may require;

•	the Trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Notes.

The holders of a majority in aggregate principal amount of the Notes affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Indenture provides that, if an event of default occurs and is continuing, the Trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Indenture further provides that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the Trustee within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company to the effect that a review of our activities during such year and of our performance under the Indenture and the terms of the Notes has been made, and, to the best of the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the Indenture or, if we are in default, specifying such default.

For the purposes of determining whether the holders of the requisite principal amount of Notes have taken any action herein described, the principal amount of Notes will be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

Modification of the Indenture

We and the Trustee may, without the consent of the holders of the debt securities issued under the Base Indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to the Company, and the assumption by such successor of our obligations under the Indenture and the debt securities of any series;

•	to add covenants of the Company, or surrender any rights of the Company, for the benefit of the holders of debt securities of any or all series;

•	to cure any ambiguity, omission, defect or inconsistency in such Indenture;

•	to establish the form or terms of any series of debt securities, including any subordinated securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such Indenture; and

•	to provide any additional events of default.

With certain exceptions, the Indenture or the rights of the holders of the Notes may be modified by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding Note affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Note, or reduce the principal amount thereof or the rate of regular interest or any premium thereon, or change the method of computing the amount of principal thereof or the rate of interest thereon on any date or change any place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be) or adversely affect the repurchase or redemption provisions in the Indenture;

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or

•	modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes or by depositing with the Trustee or the paying agent, if applicable, after the Notes have become due and payable, whether at stated maturity, or any redemption date or otherwise, cash sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by our company.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry Notes

The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Notes. The Notes will be issued as fully registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the Notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the Commission.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes except in the event that use of the book-entry system for the Notes is discontinued. As a result, the ability of a person having a beneficial interest in the Notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus

Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premiums, if any, on the Notes and payment of redemption proceeds, distributions and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Secondary market sales of book-entry interests in the Notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to U.S. corporate debt obligations in DTC’s Settlement System.

If (1) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, (2) we in our sole discretion determine not to have the Notes represented by one or more global securities or (3) an event of default with respect to the Notes has occurred and is continuing, we will issue individual Notes in exchange for the global security or securities representing the Notes.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the Notes.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the Trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following summary of certain material United States federal income and estate tax consequences of the acquisition, ownership and disposition of the Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code”, the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service, or the “IRS”, and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by us from the IRS on any tax matters relating to the Notes. This discussion is for general information only and does not purport to address all of the possible United States federal income and estate tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Notes. It is limited to investors who purchase the Notes in this offering at the offering price, and who will hold the Notes as capital assets within the meaning of Section 1221 of the Code. It does not address the United States federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, banks and tax-exempt entities) or to investors that will hold the Notes as a part of a straddle, hedge, constructive sale or synthetic security transaction for United States federal income tax purposes, or investors who are subject to the alternative minimum tax or whose “functional currency” is not the U.S. dollar, all of whom may be subject to special treatment under United States federal income tax laws. Prospective investors are urged to consult their tax advisors regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the Notes, as well as any tax consequences that may arise under the laws of the United States or of any state, local, foreign or other taxing jurisdiction.

For purposes of this summary of certain material United States federal income and estate tax consequences, a “United States person” is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created in or organized under the laws of the United States or any state or political subdivision thereof;

•	an estate that is subject to United States federal income taxation without regard to the source of its income; or

•	a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect to be treated as a United States person under the Code.

If a partnership (or any other entity that is treated as a “partnership” for United States federal income tax purposes) holds Notes, the tax treatment of a partner of such partnership (or beneficial owner of such other entity) will generally depend upon the status of the partner or beneficial owner and the activities of the partnership or such other entity. If you are a partner of a partnership (or beneficial owner of such other entity) holding Notes, you should consult your tax advisor.

As used herein, the term “U.S. holder” means a holder of Notes that is a United States person and the term “non-U.S. holder” means a holder of Notes that is not a United States person.

U.S. Holders

Payments of Interest

A U.S. holder of a Note will be required to report stated interest on the Note as interest income at the time such payments are accrued or received in accordance with such holder’s method of accounting for United States federal income tax purposes.

Disposition of Notes

The sale, exchange, redemption or other disposition of a Note generally will be a taxable event. A U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Note (except to the extent attributable to accrued interest), and (b) the U.S. holder’s adjusted tax basis in the Note. Such gain or loss will be capital gain or loss, and will be long term capital gain or loss if the Note has been held for more than one year at the time of the sale, exchange, redemption or other disposition. Payments attributable to accrued interest which the U.S. holder has not yet included in income will be taxed as ordinary interest income. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal and interest on the Notes and the proceeds of sale of the Notes unless the U.S. holder is an exempt recipient. A U.S. holder will be subject to backup withholding if the U.S. holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of a person subject to withholding will be reduced by the amount withheld. If withholding results in an overpayment of United States federal income taxes, a refund may be obtained from the IRS, provided that the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

Payments of Interest

Subject to the discussion below concerning information reporting and backup withholding, interest paid to a non-U.S. holder on a Note will not be subject to United States federal income or withholding tax, provided that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and the non-U.S. holder, among other things, (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) is not, for United States federal income tax purposes, a controlled foreign corporation that is related (within the meaning of Section 864(d)(4) of the Code) to us; (c) is not a bank for which the Notes constitute an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (d) certifies, on the IRS Form W-8BEN (or successor form) under penalty of perjury, that it is a non-U.S. holder and provides its name and address.

In the case of a non-U.S. holder that does not satisfy the requirements in the above paragraph, such non-U.S. holder will be subject to United States federal withholding tax on its Notes’ interest at a flat rate of 30%, unless such non-U.S. holder provides the withholding agent, prior to the payment of such interest, with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding, or eligibility for a reduced rate, under the benefit of an applicable tax treaty; or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the Note(s) is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, in which case such interest would be subject to United States federal income tax on a net income basis as applicable to U.S. holders generally unless an applicable income tax treaty provides otherwise. Any non-U.S. holder that is a corporation for United States federal income tax purposes and whose Notes’ interest is effectively connected with the conduct of a trade or business within the United States may also be subject to a United States federal branch profits tax of 30% (or lower rate under an applicable treaty). In addition, a non-U.S. holder that is claiming the benefit of an applicable tax treaty may be required to obtain a United States taxpayer identification number and to provide documentary evidence issued by a foreign governmental authority to prove residence in a foreign country. Special procedures are provided in the Treasury Regulations for payments through qualified intermediaries.

Disposition of Notes

A non-U.S. holder will generally not be subject to United States federal income tax on gain recognized on a sale, exchange, redemption or other disposition of the Notes unless (a) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (or, if an income tax treaty applies, such gain is attributable to the non-U.S. holder’s permanent establishment) or (b) in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder was a United States person. These holders are urged to consult their own tax advisors with respect to other United States federal tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

United States Federal Estate Tax

Notes beneficially owned by a non-U.S. holder at the time of his or her death generally will not be subject to federal estate tax, provided that (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock and (b) interest on the Notes, if received at the time of the holder’s death, would not have been effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder.

Information Reporting and Backup Withholding

We will, when required, report to the IRS and to each non-U.S. holder the amount of any interest paid on the Notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides. Interest paid on the Notes will not be subject to backup withholding, provided that the non-U.S. holder satisfies the certification requirements described above in the section entitled “Payments of Interest.”

Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of the Notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of the Notes effected outside the United States by a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of the Notes will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that non-U.S. holder’s federal income tax liability, provided that the required information is properly furnished to the IRS on a timely basis.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR IS URGED TO CONSULT THAT INVESTOR’S OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount

Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.

Total	$

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of     % of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of     % of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the prices of the Notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

The underwriters have agreed to reimburse us for a portion of our expenses incurred in connection with the offering of the Notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for us by William C. Long, our Senior Vice President, General Counsel and Secretary, and by Duane Morris LLP, Houston, Texas, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Diamond Offshore Drilling, Inc.’s Annual Report on Form 10-K and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus

Diamond Offshore Drilling, Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

We, Diamond Offshore Drilling, Inc., may offer from time to time:

•	unsecured senior or subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock, common stock or other securities;

•	subscription rights to purchase debt securities, preferred stock, common stock or other securities;

•	stock purchase contracts to purchase shares of our preferred stock or common stock; or

•	stock purchase units consisting of (a) stock purchase contracts; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or sell, as the case may be, preferred stock or common stock under the stock purchase contract.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DO”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 15415 Katy Freeway, Houston, Texas 77094-1850. Our telephone number is (281) 492-5300.

Investing in our securities involves significant risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 1.

In this prospectus, the words “we,” “us,” “our,” and “Diamond Offshore” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and “our Board of Directors” refers to the board of directors of Diamond Offshore Drilling, Inc.

ABOUT DIAMOND OFFSHORE

We are a leading, global offshore oil and gas drilling contractor. Our fleet is currently comprised of 45 offshore rigs consisting of 30 semisubmersible rigs, 14 jack-up rigs and one drillship.

We drill in the waters of North America, South America, Europe, Africa, Asia, the Middle East and Australia. We offer comprehensive drilling services to the global energy industry.

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial document retrieval services, at our website (www.diamondoffshore.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

The SEC allows us to “incorporate by reference” the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement and prior to the termination of the offering of the securities, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by us with the SEC (File No. 1-13926) and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A dated September 16, 1995 and Amendment No. 1 thereto on Form 8-A/A dated October 9, 1995, and any amendment or report filed for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, Texas 77094
Attention: Investor Relations
Telephone: (281) 492-5300.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

	Year Ended December 31,
	2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	64.54	x	32.31	x	28.26	x	9.19	x	N/A

The deficiency in our earnings available for fixed charges for the year ended December 31, 2004 was approximately $2.3 million. For all periods presented, the ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent pre-tax income from continuing operations plus fixed charges. For purposes of this ratio, fixed charges include (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs, whether expensed or capitalized, and (iii) a portion of rent expense, which we believe represents the interest factor attributable to rent.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes some of the general terms and provisions of the debt securities. The particular terms of the debt securities and the extent, if any, to which such general provisions may apply to any series of debt securities will be described in the prospectus supplement relating to such series.

Unless otherwise specified in the prospectus supplement, we will issue debt securities under an indenture dated as of February 4, 1997 between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the indenture to The Chase Manhattan Bank), as trustee, which we refer to as the indenture, as modified to the extent set forth in the applicable supplemental indenture relating to such series of debt securities. The term “trustee” refers to the trustee under each indenture, which trustee will be named in a prospectus supplement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.

You can obtain copies of the indenture by following the directions described under the heading “Where You Can Find More Information” on page 1.

In the summary below, we have included references to section numbers of the indenture so that you can easily locate those provisions. Unless otherwise noted, the referenced section numbers are the same in each indenture. Capitalized terms used in the summary below but not defined in this prospectus have the meanings specified in the indenture. The referenced sections of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

General

The debt securities may be either senior securities or subordinated securities and will be unsecured. As of December 31, 2008, approximately $503.3 million aggregate principal amount of Diamond Offshore’s existing debt would have ranked senior to the subordinated securities and equally with the senior securities. As of December 31, 2008, none of Diamond Offshore’s existing debt would have been subordinated to the senior securities and ranked equally with the subordinated securities. The indenture does not limit the amount of debt securities which may be issued under it and debt securities may be issued under the indenture up to the aggregate principal amount which we may authorize from time to time. (Section 301) Debt securities will be issued from time to time and offered on terms determined in light of market conditions at the time of sale.

Since Diamond Offshore is a holding company, the right of Diamond Offshore, and hence the rights of the creditors and stockholders of Diamond Offshore, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of Diamond Offshore itself as a creditor of the subsidiary may be recognized. As of December 31, 2008, Diamond Offshore’s subsidiaries had no debt outstanding. The indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

The senior securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore. To the extent provided in the prospectus supplement relating thereto, we may be required to secure senior securities equally and ratably with other Debt (as defined in the indenture) with respect to which we elect or are required to provide security. The subordinated securities will be unsecured and will be subordinated and junior to all “Senior Indebtedness” (which for this purpose includes any senior securities) to the extent set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The debt securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the prospectus supplement relating thereto.

Reference is made to the applicable prospectus supplement or pricing supplement, as the case may be, for the following terms, to the extent applicable, of the debt securities offered hereby:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or floating) per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption (including any provisions for any sinking, purchase or other analogous fund) or repayment option;

•	the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or the purchaser’s election, the manner in which such election may be made;

•	if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid;

•	the terms and conditions upon which conversion or exchange of the debt securities into or for common stock, preferred stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the indenture.

If any of the debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be set forth in the prospectus supplement relating thereto.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the Corporate Trust Office of the trustee specified in the applicable supplemental indenture, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of us or our agent.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 301 and 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or pricing supplement, as the case may be, relating to those series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement or pricing supplement, as the case may be. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such Global Security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable depositary, referred to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a Global Security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. Neither we, the trustee for such debt securities, any Paying Agent, nor the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the Global Security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such debt securities, determine not to have any debt securities of a series represented by one or more Global Securities and, in such event, will issue individual debt securities of such series in exchange for the Global Security or Global Securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a Global Security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such Global Security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless we specify otherwise, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc., and will constitute Senior Indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore Drilling, Inc.

Subordinated Securities

The subordinated securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the indenture and the applicable supplemental indenture to all senior indebtedness (including all senior securities) (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indenture does not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement or pricing supplement, as the case may be, relating to such series.

The subordinated securities will not be subordinated to indebtedness of our company which is not senior indebtedness, and the creditors of our company who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of our company before or after maturity of the subordinated securities, such other creditors would rank pari passu with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against our company.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such series of debt securities. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock or our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement or pricing supplement.

Redemption of Debt Securities

If so specified in the applicable supplemental indenture and related prospectus supplement, we may redeem debt securities of any series, in whole or in part, at our option, at any time. Provisions relating to the redemption of debt securities, if any, will be described in the applicable prospectus supplement. From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Certain Definitions

Certain terms defined in Section 101 of the indenture are summarized below.

“Debt” means indebtedness for money borrowed.

“Subsidiary”, when used with respect to our company, means (i) any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by our company or by one or more other Subsidiaries, or both, (ii) a partnership in which our company or any Subsidiary of our company is, at the date of determination, a general or limited partner of such partnership, but only if our company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which our company or any Subsidiary of our company, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Covenants

The indenture contains certain covenants that will be applicable (unless waived or amended) so long as any of the debt securities are outstanding, unless stated otherwise in the applicable prospectus supplement or pricing supplement, as the case may be.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

•	the successor or transferee entity is a corporation or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the indenture as our company. (Section 802)

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

As to any series of debt securities, an Event of Default is defined in the indenture as:

(a) default for 30 days in payment of any interest on the debt securities of such series;

(b) default in payment of principal of or any premium on the debt securities of such series at maturity;

(c) default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

(d) default by us in the performance of any other covenant or warranty contained in the indenture for the benefit of such series which shall not have been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(e) certain events of bankruptcy, insolvency and reorganization of our company; and

(f) to the extent set forth in the applicable supplemental indenture and prospectus supplement, certain defaults under other Debt. (Section 501)

A default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

The indenture provides that:

•	if an Event of Default described in clause (a), (b), (c), (d) or (f) above (if the Event of Default under clause (d) is with respect to less than all series of debt securities then outstanding) has occurred and is continuing with respect to any series of debt securities issued under the indenture and then outstanding, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all outstanding debt securities of the affected series and the interest accrued thereon, if any, to be due and payable immediately; and

•	if an Event of Default described in clause (d) or (f) above (if the Event of Default under clause (d) is with respect to all series of debt securities then outstanding) has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities issued under the indenture and then outstanding (treated as one class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all debt securities issued under the indenture and then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. If an Event of Default described in clause (e) occurs and is continuing, then the principal amount (or, in the case of debt securities originally issued at a discount, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities issued under the indenture and then outstanding and all accrued interest thereon shall become and be due and payable immediately, without any declaration or other act by the trustee or any other Holder. (Sections 502 and 513)

Under the indenture the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

No holder of any debt securities of any series may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing Event of Default with respect to such series;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding have requested that the trustee institute proceedings in respect of such Event of Default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indenture provides that, if an Event of Default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers to the effect that a review of our activities during such year and of our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indenture. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the indenture and the debt securities of any series;

•	to add to our covenants, or surrender any of our rights, for the benefit of the holders of debt securities of any or all series;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any series of debt securities, including any subordinated securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional Events of Default. (Section 901)

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be);

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Discharge and Defeasance

Unless otherwise set forth in the applicable prospectus supplement, we can discharge or defease our obligations with respect to any series of debt securities as set forth below. (Article Four)

We may discharge all of our obligations (except those set forth below) to holders of any series of debt securities issued under any indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year (or scheduled for redemption within one year), by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in such indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due. (Section 401)

Unless otherwise provided in the applicable prospectus supplement, we may also elect at any time to (a) defease and be discharged from all of our obligations (except those set forth below) to holders of any series of debt securities issued under each indenture, which we refer to as defeasance, or (b) be released from all of our obligations with respect to certain covenants applicable to any series of debt securities issued under each supplemental indenture, which we refer to as covenant defeasance, if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due and such funds have been so deposited for 91 days;

•	such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the Federal income tax treatment of such holders’ principal and interest payments, if any, on such series of debt securities. (Section 403)

Concerning the Trustee

We and the trustee may from time to time engage in normal and customary banking transactions.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law, or DGCL. Our certificate of incorporation and our by-laws have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our certificate of incorporation and by-laws, see “Where You Can Find More Information” on page 1. We urge you to read our certificate of incorporation and by-laws in their entirety.

General

Our certificate of incorporation provides that we are authorized to issue 525,000,000 shares of capital stock, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 500,000,000 shares of common stock, par value $0.01 per share. As of March 9, 2009, we had outstanding an aggregate of approximately 139.0 million shares of our common stock and no shares of our preferred stock.

Although our Board of Directors has no intention at the present time of doing so, it could issue common stock, warrants or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of us and our stockholders. Our Board of Directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then-current market price of the stock.

Preferred Stock

The following description of certain general terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, the applicable provisions of the DGCL and the certificate of designations that relates to the particular series of preferred stock, which will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 1. We urge you to read our certificate of incorporation and any applicable certificate of designations in their entirety.

Our Board of Directors is authorized, without action by the holders of our common stock, to issue up to 25,000,000 shares of preferred stock in one or more series. Prior to issuance of shares of each series, our Board of Directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to:

•	dividend rights;

•	dividend rate or rates;

•	conversion rights;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	the redemption price or prices; and

•	the liquidation preferences as are permitted by the DGCL.

Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the DGCL, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. The preferred stock offered hereby will, upon issuance and full payment of the purchase price therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Reference is made to the prospectus supplement relating to the series of preferred stock being offered for the specific terms thereof, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the purchase price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	voting rights, if any, of such preferred stock;

•	a discussion of any material and/or special Federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following summary of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.

Subject to such preferential rights as may be granted by our Board of Directors in connection with the future issuance of preferred stock, holders of common stock are entitled to one vote for each share held. Such holders are not entitled to cumulative voting for the purpose of electing directors and have no preemptive or similar right to subscribe for, or to purchase, any shares of common stock or other securities we may issue in the future. Accordingly, the holders of more than 50% in voting power of the shares of common stock voting generally for the election of directors will be able to elect all of our directors. At March 9, 2009, Loews Corporation beneficially owned 50.4% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders, including the election of directors, amendment of our Restated Certificate of Incorporation and any mergers or any sale of substantially all of our assets.

Holders of shares of common stock have no exchange, conversion or preemptive rights and such shares are not subject to redemption. All outstanding shares of common stock are, and upon issuance and full payment of the purchase price therefor the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable. Subject to the prior rights, if any, of holders of any outstanding class or series of preferred stock having a preference in relation to the common stock as to distributions upon the dissolution, liquidation and winding-up of our company and as to dividends, holders of shares of common stock are entitled to share ratably in all assets of our company that remain after payment in full of all of our debts and liabilities, and to receive ratably such dividends, if any, as may be declared by our Board of Directors from time to time out of funds and other property legally available therefor.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “DO.”

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, whose principal offices are located at 480 Washington Boulevard, Jersey City, New Jersey 07310.

Anti-Takeover Considerations

The DGCL, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc. At March 9, 2009, Loews Corporation beneficially owned 50.4% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders.

State Takeover Legislation

We are a Delaware corporation and are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above would not apply to certain business combinations proposed by an interested stockholder following the announcement (or notification) of one of certain extraordinary transactions involving our company and a person who had not been an interested stockholder during the preceding three years, or who became an interested stockholder with the approval of our Board of Directors, and which transactions are approved or not opposed by a majority of the members of our Board of Directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed such directors by a majority of such directors. Section 203 does not apply to Loews Corporation because it has been more than three years since Loews Corporation became an interested stockholder.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 holders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 holders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation does not provide otherwise and thus permits action by written consent.

Meetings of Stockholders

Our by-laws provide that special meetings of the stockholders may only be called by order of a majority of the entire board of directors or by the chairman of the board of directors or by the president of the company, and shall be held at such date and time, within or without the State of Delaware, as may be specified in such order.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our by-laws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our by-laws provide that vacancies on the board of directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

No Preemptive Rights

Holders of our common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information “ on page 1. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in its entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, common or preferred stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts and stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the requirements of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Duane Morris LLP, Houston, Texas. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, agents or remarketing firms, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Diamond Offshore Drilling, Inc.’s Annual Report on Form 10-K and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.